UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    September 4, 2024

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2275 Research Boulevard, Suite 600, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 468-8848

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market

Item 8.01	Other Events.

On September 5, 2024, Capital Bancorp, Inc. (“CBNK” or “Capital”) and Integrated Financial Holdings, Inc. (“IFH”) issued a joint press release announcing the receipt, on September 4, 2024, of regulatory approval from the Office of the Comptroller of the Currency for the proposed merger of IFH with and into CBNK.  CBNK previously announced that it has also received approval from the Federal Reserve Bank of Richmond, acting on delegated authority from the Board of Governors of the Federal Reserve System, for the proposed merger. The joint press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The proposed mergers of CBNK and IFH and their respective bank subsidiaries, which are expected to close early in the fourth quarter of 2024, remain subject to customary closing conditions. CBNK and IFH both held their respective shareholder meetings on August 15, 2024, and each received shareholder approval for the proposed transaction.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed herewith include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to Capital’s and IFH’s beliefs, goals, intentions, and expectations regarding the expected timing of completion of the proposed transaction; the proposed transaction and anticipated financial results; and other statements that are not historical facts.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “will,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward‐looking statements speak only as of the date they are made. Capital and IFH do not assume any duty, and do not undertake, to update such forward‐looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Capital and IFH. Such statements are based upon the current beliefs and expectations of the management of Capital and IFH and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include, but are not limited to, the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Capital and IFH; the outcome of any legal proceedings that may be instituted against Capital or IFH; the possibility that the proposed transaction will not close when expected or at all because required approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the ability of Capital and IFH to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of Capital; effects of the announcement, pendency or completion of the proposed transaction on the ability of IFH and Capital to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of IFH and Capital; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Capital’s Annual Report on Form 10‐K for the year ended December 31, 2023 and in other reports Capital files with the U.S. Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1          Press Release of Capital Bancorp, Inc. and Integrated Financial Holdings, Inc., dated September 5, 2024.

104          Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITAL BANCORP, INC.

Date:	September 5, 2024	By:	/s/ Dominic Canuso
Dominic Canuso Chief Financial Officer